EXHIBIT 10.5

June 21, 1996


THE ITALIAN OVEN, Inc.
c/o Mr. Michael Weiss
Doepken Keevican & Weiss
USX Tower - 600 Grant Street
Pittsburgh, PA 15219

Dear Mr. Weiss:

This letter will confirm the understanding and agreement between Cornerstone Capital Advisors, Ltd. ("CCA") and THE ITALIAN OVEN, Inc. (the "Client") with respect to the matters set forth below.

1. The Client hereby engages CCA for the purposes of:

          A. Providing independent advice, including services as interim Chief Executive Officer, to the Client regarding the management and financial strategies pertinent to the Client's business, related organizational matters, and negotiations with creditors;

          B. As appropriate, participating in negotiations with current or prospective lenders, creditors, franchisees, landlords, or sources of capital to maintain adequate liquidity and financial capacity in the Client's operations; and;

          C. Participating in the execution of the orderly expansion, downsizing, sale or liquidation of assets or sale of the business in whole or part in order to preserve and protect shareholder values.

These services described in paragraphs 1.A, 1.B and 1.C are identified herein as the "Advisory Services".

2. CCA hereby accepts the engagement and agrees to dedicate its reasonable and best efforts in rendering the Advisory Services in a proper and timely manner.

3. Subject to the provisions of paragraph 4, either party may terminate CCA's engagement hereunder at any time with or without cause by giving the other at least seven days' prior written notice of termination. Absent such notice of termination this Agreement shall remain in full force and effect until December 31, 1996 (the "Expiration Date").

4. In consideration for the Advisory Services of CCA to be performed under this Agreement, the Client agrees to pay CCA the following compensation:

     (A)  A monthly fee of $33,000, payable in advance.

     (B)  In  addition,  the  Client  will  reimburse  CCA  for  all  reasonable
          out-of-pocket   expenses  incurred  by  CCA  in  connection  with  the
          performance of the Advisory Services:

     (C) In the event of termination in accordance with paragraph 3 hereof, CCA will submit an invoice to the Client indicating the total of unpaid fees for Advisory Services rendered and unreimbursed expenses incurred less any unused retainer which invoice the Client shall promptly pay or Cornerstone shall promptly refund.

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5. The Client agrees that it will provide CCA with all documents and information relating to its business which CCA reasonably considers necessary to perform the Advisory Services. It is understood that all factual information provided to CCA by officers of the Client may be used and relied upon by CCA without the need
for  independent  verification.   CCA  will  treat  all  non-public  information
furnished to it by the Client and the Company as confidential so long as such information continues to be non-public.

6. The advice to be provided by CCA under this Agreement shall not be disclosed publicly without CCA's prior approval.

7. The Client agrees to indemnify and hold CCA and its directors, officers, shareholders, agents and employees harmless from and against any expenses (including attorney's fees) actually and reasonably incurred by any such person in connection with the defense or settlement of any action (other than an action by or in the right of the Client) resulting or arising from the engagement contemplated by this Agreement or CCA's rendering of services pursuant hereto, provided that each such person to be indemnified shall have acted in good faith and in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the Client.

8. This Agreement may not be amended or modified except in writing. This Agreement represents the entire understanding between the parties, and all prior discussions and negotiations are merged in it. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9. This Agreement cannot be assigned by either party to any other person, firm or corporation without the prior written consent of the other party.

If the foregoing correctly sets forth the understanding and agreement between CCA and the Client, please so indicate by signing and dating the enclosed duplicate of this letter and returning it with your check for the retainer, whereupon this letter shall constitute a binding agreement.

Very truly yours,

s/ J. Garvin Warden

J. Garvin Warden
Managing Director

ACCEPTED AND AGREED for the Client this   24   day of     June    , 1996:
                                        ------        ------------



By:       s/ Michael B. Understein
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